UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2017

RE/MAX Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street
Denver, Colorado 80237
(Address of principal executive offices, including Zip code)

(303) 770-5531
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, the Board of Directors (the “Board”) of RE/MAX Holdings, Inc. (the “Company”) appointed Adam Contos as Co-Chief Executive Officer, to serve alongside Dave Liniger, effective May 30, 2017. Mr. Liniger will continue to serve as Co-Chief Executive Officer, as Chairman, and as the Company’s principal executive officer.

Prior to his appointment as Co-Chief Executive Officer, Mr. Contos, 45, served as the Company’s Chief Operating Officer, a position he held since January 2016. Mr. Contos has held a variety of leadership positions at RE/MAX since joining the Company in 2004, including Senior Vice President, Marketing from February 2015 through January 2016; Vice President, Region Development, from August 2013 through February 2014; and Regional Vice President from 2005 through August 2013.

Also on May 24, 2017, the Board appointed Serene Smith as Chief Operating Officer to fill the position vacated by Mr. Contos, effective on May 30, 2017. Ms. Smith, 39, joined RE/MAX in 2006. She has served as Senior Vice President, Financial Planning and Business Analytics since January 2016. Prior to that role, she was Vice President, Financial Planning and Analysis from June 2014 to January 2016 and Vice President, Operational Controller from May 2010 to June 2014.

On May 23, 2017, the Board appointed Brett Ritchie, Vice President and Chief Accounting Officer, as the Company’s principal accounting officer, effective immediately. Prior to this appointment, Karri Callahan, Chief Financial Officer, served as the Company’s principal financial officer and principal accounting officer. Ms. Callahan will continue to serve as principal financial officer.

Mr. Ritchie, 45, has served as the company’s Vice President and Chief Accounting Officer since February 2017. He brings over 23 years of accounting experience, much of that with three different public companies. Prior to joining the Company, Mr. Ritchie was Vice President and Chief Accounting Officer of Western Union Business Solutions, a division of Western Union, a position he held since 2011.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the Company held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2017. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal 1: Election of Directors

The Company's stockholders elected the persons listed below to serve as Class I directors until the Company's 2020 annual meeting of stockholders or until their successors are duly elected and qualified, with voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph DeSplinter	41,290,669	139,065	880,021
Roger Dow	40,448,170	981,564	880,021
Ronald Harrison	41,283,173	146,561	880,021

Proposal 2: Advisory vote to approve the compensation of named executive officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
40,902,891	514,829	12,014	880,021

Proposal 3: Advisory vote on the frequency of future advisory votes on executive compensation

The Company’s stockholders voted, on an advisory basis, to hold future advisory votes on executive compensation every three years, with voting results as follows:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes to Abstain	Broker Non-Votes
12,468,608	10,288	28,940,670	10,168	880,021

After considering the foregoing voting results and consistent with its recommendation, the Board has decided to hold an advisory vote on executive compensation every three years until the next advisory vote on the frequency of advisory votes on executive compensation.

Proposal 4: Ratification of KPMG LLP as Independent Registered Public Accounting Firm

The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
41,885,019	421,824	2,912	0

Proposal 5: Approval of the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan

The Company’s stockholders approved the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
29,702,640	11,713,595	13,499	880,021

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on May 30, 2017 regarding certain of the leadership changes discussed in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated May 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.
Date: May 30, 2017	By: /s/ Adam Lindquist Scoville Adam Lindquist Scoville Vice President, General Counsel